Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHINA XIANGTAI FOOD CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	Not Applicable
(State or other jurisdiction	(Translation of Registrant’s Name	(I.R.S. Employer
of incorporation or organization)	into English)	Identification No.)

c/o Chongqing Penglin Food Co., Ltd.

Xinganxian Plaza

Building B, Suite 19-1

Lianglukou, Yuzhong District 400800

Chongqing, People’s Republic of China

+86-023-86330158– telephone

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Ordinary Shares, with par value $0.01
Share Purchase Contracts and Share Purchase Units(4)
Debt Securities(5)
Warrants(6)
Rights (7)
Units (8)
Total			$50,000,000	$6,490

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $50,000,000.
(2)	The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $50,000,000.
(4)	Share purchase contracts to purchase ordinary shares or other securities registered hereunder. Share purchase contracts may be issued separately or as share purchase units. Share purchase units may consist of a share purchase contract and debt securities, warrants, other securities registered hereunder.
(5)	May include senior or subordinated debt.
(6)	Warrants may entitle the holder to purchase our ordinary shares, debt securities or any combination thereof. Warrants may be issued independently or together with ordinary shares, and the warrants may be attached to or separate from such securities.

(7)	Rights evidencing the right to purchase ordinary shares, or debt securities.
(8)	Each unit may consist of one or more of the other securities described in this prospectus in any combination.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 26, 2020

China Xiangtai Food Co., Ltd.

$50,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-226990) are traded on the Nasdaq Capital Market under the symbol “PLIN”. On May 13, 2020, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $2.25. The aggregate market value of our outstanding ordinary shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $2.25 was approximately $20,461,561 based on 23,894,027 outstanding ordinary shares, of which approximately 9,094,027 ordinary shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2020

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You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” refer to:

●	China Xiangtai Food Co., Ltd., a Cayman Islands exempted company (“Xiangtai Cayman” or the “Company” when individually referenced);

●	WVM Inc., a British Virgin Islands company (“Xiangtai BVI” when individually referenced);

●	CVS Limited (“Xiangtai HK” when individually referenced), a Hong Kong company that is a wholly owned subsidiary of Xiangtai BVI;

●	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (also known as “重庆精煌泰企业管理咨询有限公司”) “Xiangtai WFOE” when individually referenced), a PRC wholly foreign-owned enterprise and a wholly owned subsidiary of Xiangtai HK;

●	Guangan Yongpeng Food Co., Ltd. (also known as “广安勇鹏食品有限公司”) (“GA Yongpeng” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;
●	Chongqing Penglin Food Co., Ltd. (also known as “重庆鹏霖食品有限公司”) (“CQ Penglin” when individually referenced), a PRC company and a variable interest entity (“VIE”) contractually controlled by Xiangtai WFOE;

●	Chongqing Pengmei Supermarket Co., Ltd. also known as “重庆鹏美超市有限公司”) (“CQ Pengmei” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;

●	Xiangtai WFOE, CQ Penglin, GA Yongpeng and CQ Pengmei are collected referred to as the “PRC entities” hereafter.

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We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002.

We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, become a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ABOUT THE COMPANY

Our Company

China Xiangtai Food Co., Ltd. is a Cayman Islands exempted company and conducts business in China through subsidiaries and a variable interest entity in China. We are primarily a pork processing company that has operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. We are committed to provide consumers with high-quality, nutritious and tasty products through our portfolio of trusted and well-known brands and to drive consumption trends, while setting a high industry standard in product quality and food safety. We match supply with demand and benefit from the strong industry trends in China.

Maintaining the highest industry standards for food safety, product quality and sustainability is one of our core values. We have food circulation permits and national industrial production certificates. We have strict quality control systems in each segment of our value chain, from production through sales and distribution. These objectives are grounded in our sustainability program, which focuses on key areas such as animal care, employee welfare, the environment, food safety and quality, helping communities and value creation.

We purchase live hogs through distributors who purchase hogs from local hog farms located in different cities in southern China. We use an automated standard modern production line to slaughter the hogs and pack the fresh pork and byproducts. We deliver the fresh pork to local distributors who then resell the fresh pork to smaller distributors and individual vendors from the local farmers’ market. We also purchase fresh, chilled and frozen pork, beef, lamb, chicken, duck, and rabbit meat from external distributors. We process some fresh pork, beef, lamb, chicken, duck, and rabbit meat into processed products. We sell fresh, chilled and frozen pork, beef and lamb, and processed meat products at our supermarket and to other local grocery stores in Chongqing. We have received many awards and honors including "Honest and Trustworthy Seller", “Annual Sales Star”, “Best Partner,” and “First Place in Fresh Grocery” from New Century Department Store, “Industrial Leading Enterprise” from Chongqing City Fuling District government, and “Vice President Entity” from Chongqing Tongchuan Chamber of Commerce. We won these awards and honors because we have had a close and successful working relationship with big supermarkets and department stores, have effectively discharged our sales and marketing effort, and penetrated deep into the meat market in Chongqing City.

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Through the acquisition of Pengmei, consummated in July 2018, we currently operate one supermarket in Chongqing that offers a variety of products, including meats, fish and seafood, fresh produces, frozen foods, breads and bakery products, alcoholic and nonalcoholic beverages, housewares products, house-clean products and laundry products. Pengmei used to operate two supermarkets since November 2017. One of the supermarkets has temporarily stopped operation since August 2018 due to landlord’s failure to meet the fire safety requirements. We have filed a lawsuit against the landlord for breach of the store operating lease agreement. We expect this supermarket to be re-opened soon after the fire safety requirements are met.

We work closely with online retailers and plan to launch our online sales channel this year.

We have approximately 175 employees as of May 5, 2020. In our slaughterhouse and processing facility, we have a standardized and automatic production line for hog slaughtering and meat packing. We also have meat processing rooms and standardized freezers to process and store processed meat product. Additionally, we have established environment protection facilities, such as sewage treatment, harmless treatment and incineration treatment.

Recent Development

Share Purchase Agreement with JMC

On April 3, 2020, Xiangtai Cayman and Xiangtai WFOE entered into a Share Purchase Agreement (“SPA”) with Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”) and the shareholders of JMC (“JMC Shareholders”).

Pursuant to the SPA, the Company agreed to issue to the shareholder who owns 51% of JMC’s equity interest 2,000,000 duly authorized, fully paid and non-assessable ordinary shares of the Company, valued at a price of $3.71 per share, the closing price of the Company’s ordinary share on February 4, 2020, for an aggregate purchase price of $7,420,000, subject to the milestones as specified in the SPA, in exchange for JMC Shareholders’ agreement to cause JMC to enter into certain VIE agreements (the “VIE Agreements”) with WFOE, through which WFOE shall have the right to control, manage and operate JMC in return for a service fee equal to 100% of JMC’s after-tax net income. On April 23, 2020, the Company issued 1,000,000 ordinary shares to the JMC shareholder pursuant to the SPA. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated hereunder as a transaction by the Company not involving any public offering.

Founded in 2012, JMC specializes in feed raw material sales and providing feed formula solutions. It has more than 200 customers in farm industry and nearly 100 customers in feed production industry. In 2019, JMC sold more than 200,000 tons of soybean meal, exceeding RMB 500 million (approximately $70,000,000 USD) in sales. Given the Company’s revenue of fiscal year 2019 was $102,545,152USD, PLIN is expected to increase 70% of revenue through this acquisition. JMC has entered strategic alliances with large grain and oil companies such as Sinograin, COFCO, Cargill, Good Ocean, and Louis Dreyfus, and has obtained general distributorship in Chongqing, Sichuan and other places. JMC has more than 200 customers in farm industry and nearly 100 customers in feed production industry. In 2019, JMC had sold more than 200,000 tons of soybean meal and reported a revenue of RMB 525 million and a profit of RMB 15 million. JMC has all necessary licenses to carry out its business in China.

On April 3, 2020, Xiangtai WFOE entered into a series of VIE Agreements with JMC and JMC Shareholders. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as equity holder of JMC, including absolute rights to control the management, operations, assets, property and revenue of JMC.

Material terms of each of the VIE Agreements are described below:

Technical Consultation and Services Agreement.

Pursuant to the technical consultation and services agreement between JMC and WFOE dated April 3, 2020, WFOE has the exclusive right to provide consultation services to JMC relating to JMC’s business, including but not limited to business consultation services, human resources development, and business development. WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. WFOE has the right to determine the service fees based on JMC’s actual operation on a quarterly basis. This agreement will be effective for 20 years, and can be extended if WFOE gives its written consent of the extension of this agreement before the expiration of this agreement and JMC shall agree with this extension without reserve. WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to JMC.

Equity Pledge Agreement.

Under the equity pledge agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, JMC Shareholders pledged all of their equity interests in JMC to WFOE to guarantee JMC’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, JMC Shareholders will complete the registration of the equity pledge under the agreement with the competent local authority. If JMC breaches its obligation under the technical consultation and services agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed.

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Equity Option Agreement.

Under the equity option agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, each of JMC Shareholders irrevocably granted to WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of his equity interests in JMC. Also, WFOE or its designee has the right to acquire any and all of its assets of JMC. Without WFOE’s prior written consent, JMC’s shareholders cannot transfer their equity interests in JMC and JMC cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

Voting Rights Proxy and Financial Support Agreement.

Under the voting rights proxy and financial support agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, each JMC Shareholder irrevocably appointed WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his equity interests in JMC, including but not limited to the power to vote on its behalf on all matters of JMC requiring shareholder approval in accordance with the articles of association of JMC. The proxy agreement is for a term of 20 years and can be extended by WFOE unilaterally by prior written notice to the other parties.

Convertible Debt Financing

On November 22, 2019, Xiangtai Cayman entered into a securities purchase agreement with an accredited investor (the “Debenture Holder”) to place convertible debentures, as amended on December 18, 2019, (each a “Debenture” and collectively, the “Debentures”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of up to $5,000,000, provided that in case of an event of default, the Debentures may become at the debenture holder’s election immediately due and payable. The initial closing occurred on November 22, 2019 when we issued a Debenture for $2,000,000 (the “First Debenture”). The second closing of a Debenture in an amount of $2,000,000 occurred on December 30, 2019 when we issued a Debenture for $2,000,000. The third closing occurred on March 9, 2020 when we issued a Debenture for $1,000,000. In addition, we paid to an affiliate of the debenture holder a fee equal to 4% of the amount of each Debenture at each closing and a one-time due diligence and structuring fee of $15,000 at the first closing.

The debenture holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $5.06 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that the conversion price may never be less than $3.00. The holder may not convert any portion of a Debenture if such conversion would result in the holder beneficially owning more than 4.99% of our then issued and ordinary shares, provided that such limitation may be waived by the holder with 65 days’ notice.

Any time after the issuance of a Debenture that the daily VWAP is less than $3.00 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, we shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the issuance of a Debenture of 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. We may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid at our option either in (i) cash or (ii) if the conversion price on the date of the payment is above $3.00 and such shares issued will be immediately freely tradable shares in the hands of the holder, by the issuance of such number of shares as is equal to $3.00.

On May 22, 2020, we entered in a conversion agreement (the “Conversion Agreement”) with the Debenture Holder to convert $750,000 in principal due and accrued and unpaid interest under the First Debenture into 750,000 ordinary shares of the Company at a per share price of $1.00, which was below the per share price of $3.00 that the Debenture Holder would have been able to convert at pursuant to the terms of the First Debenture. We issued the 750,000 ordinary shares upon signing the Conversion Agreement.

Changes in Company’s Certifying Accountant.

(1)	Previous Independent Registered Public Accounting Firm

(i)	On April 25, 2020, the Company dismissed its independent registered public accounting firm, Friedman LLP (“Friedman”).

(ii)	The report of Friedman on the financial statements of the Company for the fiscal years ended June 30, 2019 and 2018, and the related statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the fiscal years ended June 30, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee and Board of Directors of the Company.

(iv)	During the Company’s most recent fiscal year ended June 30, 2019 and through April 25, 2020, the date of dismissal, (a) there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

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(v)

On April 25, 2020, the Company provided Friedman with a copy of this Current Report and has requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements.

(2)	New Independent Registered Public Accounting Firm

Effective May 4, 2020, the Audit Committee of the Company appointed Prager Metis CPAs, LLC (“Prager Metis”) as its new independent registered public accounting firm to audit and review the Company’s financial statements. During the two most recent fiscal years ended June 30, 2019 and June 30, 2018 and any subsequent interim periods through the date hereof prior to the engagement of Prager Metis, neither the Company, nor someone on its behalf, has consulted Prager Metis regarding:

(i)	either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

History and Structure of the Company

The following diagram illustrates our corporate structure:

China Meitai Food Co., Ltd.
(a British Virgin Islands company)
Other existing shareholders
64.17%
35.83%
China Xiangtai Food Co., Ltd.
("Xiangtai Cayman")
(a Cayman Islands company)
100%
WVM INC.
("Xiangtai BVI")
(a British Virgin Islands company)
100%
CVS Limited
("Xiangtai HK")
(a Hong Kong SAR company)
100%
Chongqing Jinghuangtai Business Management Consulting Co., Ltd.
重庆精煌泰企业管理咨询有限公司
("Xiangtai WFOE")
(a PRC company)
VIE
100%
100%
Chongqing Penglin Food Co., Ltd.
重庆鹏霖食品有限公司
("CQ Penglin")
(a PRC company)
Guangan Yongpeng Food Co., Ltd.
广安勇鹏食品有限公司
("GA Yongpeng")
(a PRC company)
Chongqing Pengmei Supermarket Co., Ltd.
重庆鹏美食品有限公司
("CQ Pengmei")
(a PRC company)
Chongqing Pengmei Supermarket Co., Ltd.
Beibei Branch.
重庆鹏美食品有限公司
北碚分公司
("CQ Pengmei Beibei")
(a PRC branch)
Chongqing Pengmei Supermarket Co., Ltd.
Nan'an Branch.
重庆鹏美食品有限公司
南岸分公司
("CQ Pengmei Nan'an")
(a PRC branch)

Incorporated on January 23, 2018 China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” or the “Company”) is a Cayman Islands exempted company. We conduct our business in China through our subsidiaries and VIE. Zeshu Dai currently has majority interest and control over our subsidiaries and VIE.

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Under our memorandum of association, we are authorized to issue 50,000,000 ordinary shares with a par value of $0.01 each. Upon incorporation of our company, the subscriber received 1 ordinary share as incorporation founder. The subscriber's share was later transferred to China Meitai Food Co., Ltd., which is controlled by Zeshu Dai through a call option agreement and an entrustment agreement with Magic Pace Limited, the sole shareholder of China Meitai Food Co., Ltd. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding, and China Meitai Food Co., Ltd owns 13,300,000 ordinary shares. As a result, Zeshu Dai is deemed to beneficially own 13,300,000 ordinary shares and thus has controlling interest of our Company.

We do not foresee any conflict of interest between China Meitai Food Co., Ltd. and Xiangtai Cayman, because China Meitai Food Co., Ltd. is a holding company and do not have business operations.

WVM Inc. was incorporated on February 11, 2015 (“Xiangtai BVI”). Its 100% equity interest is held by Xiangtai Cayman. Xiangtai BVI is currently not engaging in any active business and merely acting as a holding company.

CVS Limited (“Xiangtai HK”) was incorporated on March 4, 2015 under the law of Hong Kong SAR. The registered share capital is USD 3,800 and paid-in-capital is zero, with 100% of the equity interest held by Xiangtai BVI. Xiangtai HK is currently not engaging in any active business and merely acting as a holding company.

Xiangtai WFOE is a PRC wholly foreign owned entity incorporated on September 1, 2017 in Chongqing under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of CVS Limited and a wholly foreign-owned entity under the PRC laws. Xiangtai WFOE is currently not engaging in any active business and merely acting as a holding company.

GA Yongpeng was incorporated on May 10, 2008 in Chongqing under the laws of the People’s Republic of China. The registered principal activities of the company are purchase of livestock and poultry, breeding, slaughter, processing, sale and retail of fresh livestock and poultry meat and meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.) 100% of the equity interest is held by Xiangtai WFOE.

Chongqing Pengmei was incorporated on July 27, 2017 in Chongqing under the laws of the People’s Republic of China. The registered principal activities of the company are sales of cosmetics, agricultural produce, aquatic products, consumer products, clothing, toys, furnitures, electronic appliance and devices, storage, etc. 100% of the equity interest is held by Xiangtai WFOE.

Contractual Arrangements between Xiangtai WFOE and CQ Penglin

CQ Penglin was incorporated on November 3, 2005 in Chongqing under the laws of the People’s Republic of China. CQ Penglin’s registered capital is RMB 20,650,000 and RMB 11,650,000 is paid. The registered principal activities of the company are retail of pre-packaged food, live hog slaughtering, purchase of livestock and poultry, processing and sale of fresh livestock and poultry meat, process and retail of meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.). CQ Penglin’s shareholders are Zeshu Dai, Penglin Wang, and Taizhou Qisi Ruilin Investment Management LLP.

CQ Penglin is deemed as our variable interest entity (the “VIE”).

We conduct our business through the VIE, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over the VIE;

•	receive substantially all of the economic benefits of the VIE; and

•	have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law.

We conduct our business through contractual arrangements rather than direct ownership because one of CQ Penglin’s businesses is to conduct market research in the meat and livestock industry, which can give the company a more precise understanding of market demand, target customers, and competition environment. According to Catalogue of Industries for Guiding Foreign Investment (Revision 2017) effected since July 28, 2017, market research is a restricted Foreign Investment Industry. Even though CQ Penglin collects information and processes data for its own operational purpose, such market research may fall into the restricted category. In addition, the Telecommunications Regulations and its related implementation rules promulgated by the State Council and, including the Catalogue of Classification of Telecommunications Business issued by the Minister of Industry and Information Technology (the “MIIT”), categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services, and classify internet information services, or ICP services, as value-added telecommunications businesses. Under the Telecommunications Regulations, commercial operators of value-added telecommunications services must first obtain an ICP License from the MIIT or its provincial level counterparts. The Administrative Measures on Internet-based Information Services released by the State Council in 2000, as amended in 2011, requires that a commercial ICP service operator shall obtain an ICP License from the relevant government authorities before engaging in any commercial ICP service in China. The Administrative Provisions on Foreign-funded Telecommunications Enterprises released by State Council in 2001, as amended in 2016, further requires that for foreign-funded telecommunications enterprises to operate value-added telecommunications services, capital contribution from foreign investors shall not exceed 50% of all capital contribution. CQ Pengin plans to set up an online supermarket after the offering to expand business and reduce sales costs, which would require it to obtain an ICP License. If we control CQ Penglin through direct ownership, it will have more than 50% foreign-sourced capital contribution and will not be qualified for an ICP license. Therefore, the company decide to conduct operation through contractual arrangements.

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As a result of these contractual arrangements, we have become the primary beneficiary of, and we treat the VIE as our variable interest entity under U.S. GAAP. We have consolidated the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

The following is a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiary, Xiangtai WFOE, our consolidated variable interest entity, the CQ Penglin, and the shareholders of the VIE.

Agreement that Provide Us Effective Control over the VIE

Equity Pledge Agreement

Pursuant to the equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledge all of the equity interests in CQ Penglin to Xiangtai WFOE as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to the voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin give Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE agrees to provide the necessary financial support to CQ Penglin whether or not CQ Penglin incurs loss, and agrees not to request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect for 30 years until October 8, 2047.

Agreement that allows us to Receive Economic Benefits and absorb losses from the VIE

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE is engaged as exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin agree to pay service fees determined based on all of their net income to Xiangtai WFOE or Xiangtai WFOE has obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect for 30 years until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before the expiration of the agreement and CQ Penglin then may extend without reservation.

Business Cooperation Agreement

Pursuant to the business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals to all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time.

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Agreements that Provide Us with the Option to Purchase the Equity Interest in the VIE

Equity Option Agreement

Pursuant to the equity option agreements, as amended, among Xiangtai WFOE, CQ Penglin and its shareholders. CQ Penglin’s shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, these shareholders of CQ Penglin are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee of Xiangtai WFOE. Xiangtai WOFE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin has been transferred to Xiangtai WFOE or its designee.

Entrustment Agreement and Call Option Agreement

China Meitai Food Co., Ltd. currently holds 13,300,000 of the issued and outstanding ordinary shares of the Company out of a total of 23,894,027 issued and outstanding ordinary shares. Magic Pace Limited is currently the sole shareholder of China Meitai Food Co., Ltd.

Ms. Zeshu Dai entered into an entrustment agreement with Magic Pace Limited, according to which Magic Pace Limited entrusted its voting power, personnel appointment power and other power related to operating and managing of China Meitai Food Co., Ltd., and therefore effectively the control of our company, to Ms. Dai to the extent permitted by the laws of the British Virgin Islands.

Ms. Dai has also entered into a call option agreement with Magic Pace Limited. Pursuant to the call option agreement, Magic Pace Limited granted Ms. Dai an option that upon the closing of the initial public offering of the Company, Ms. Dai can exercise the option to acquire 97.74% of the shares of China Meitai Food Co., Ltd for consideration. Upon excising the option shares in China Meitai Food Co., Ltd., Ms. Dai will own 55.66% shares of the Company through China Meitai Food Co., Ltd.

If Ms. Dai elects not to exercise such option, Ms. Dai remains to have control of the company through the entrustment agreement with Magic Pace Limited and ordinary shares held by Magic Pace Limited.

Corporate Information

We are a Cayman Islands exempted company and conduct business in China through subsidiaries and variable interest entities in China. Our principal office is located at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800, telephone number +86 (023) 86330158.

We maintain a website at www.drespace.cn/PLIN where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or SEC, from this site free of charge, as well as from the SEC website at www.sec.gov. Except for these documents incorporated by reference that are accessible on our website, we are not incorporating the contents of our website into this prospectus.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected, especially for our export related business. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●

Our management and the employees work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February. Our supermarket, as an essential business, remained open during the pandemic. We experienced significant increase in supermarket sales in February and March 2020 as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020 as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers are slowly resuming business during April 2020 and we expect the demand will recover. For the fiscal years ended June 30, 2019 and 2018, farmers’ markets sales account for 93% and 96% of the total revenue, respectively. Overall, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor the development throughout 2020.

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●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Related to Our Business—Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.”

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. Except for our consolidated balance sheets, which we include for the fiscal years ended June 30, 2017, 2018 and 2019, we have decided to include three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implication of Being a “Controlled Company”

We are, and will remain, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are, and will be, a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority shareholder, Zeshu Dai, our CEO and Chairwoman (who is deemed to beneficially own her shares through China Meitai Food Co., Ltd.), owns and holds more than 50% of our outstanding ordinary shares. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

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•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering.

Our Products

We offer three main series of our products, namely the fresh series and the processed series. Summary description of our main product series are set forth below.

Product Series	Main Products

Fresh Series	Fresh pork and byproducts, beef, lamb, chicken, duck and rabbit meat

Chilled and Frozen Series	Chilled and frozen pork, beef and lamb, Frozen pork, beef and lamb

Processed Series	Shredded meat, sliced meat, meat stuffing, pickled meat, lamb and offal, sausage, bacon, steamed meat, breaded chicken, spicy meat

Fresh Series. We have established the processing and marketing channels of pork and meat products over the years. After slaughter and cleaning, the acid in pork is eliminated in a 0-4 °C environment. The pork is mainly sold as whole pieces without being cut into pieces. A very minimal amount would be cut into different parts and cuts in our sterile room. Fresh pork sell at supermarkets are mainly purchased from the market and supplied by contracted vendors. Fresh beef, lamb, chicken and rabbit meat are also purchased from the market and supplied by contracted vendors.

Chilled and Frozen Series. We have established a cold supply chain that supports the storage, distribution and sale of chilled and frozen meat. We are able to store meat for a much longer period. We can keep the chilled series fresh for up to10 days and the frozen series fresh for up to one year. As the supply of pork in China decreases while the demand remains the same, having longer storage time allows us to provide a steady stream of supply whenever the market demand rises. It also expand our supply channels, allowing us to purchase meat from cities and countries far away from Chongqing. We purchase the chilled meat from Yun’nan Province and Shandong Province within China. We plan to import frozen meat from outside of PRC.

Processed Series. In order to accommodate to people’s busy working lifestyle, we introduced processed products that can be easily prepared at home. Through the low-temperature and quick-freezing treatment, the freshness, flavor and the nutrition of the meat can be maintained to the utmost extent, and food bacteria can be effectively eliminated. While mixing the ingredients, the content of fat, calorie and cholesterol are controlled by different combinations of raw materials to suit the needs of different consumers. We add seasonings, spices, and vegetables in the package so consumers can easily cook the food at home. During peak season, which typically would be around the Chinese New Year, our processed products are in high demand as households prefer to buy food that are ready to be cooked.

Our Facility

Our slaughtering plant in Linshui Industrial Park, Sichuan Province covers an area of 27,000 square meters, with a construction area of 8,500 square meters, a slaughtering area of 3,000 square meters, 9 large refrigeration houses of 4,500 square meters, office and dormitory of 1,500 square meters, and a boiler room of 200 square meters.

We also have a processing factory in Fuling, Chongqing, covering an area of 8,000 square meters, with a construction area of 11,000 square meters, a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. There are sausage and bacon production line, canned meat (ham) production line, salty braised pork production line, and soy sauce stewed products production line.

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Our Production Cycle

We source all of our live hogs from our suppliers. It usually takes less than 24 hours to transfer the hogs from the purchasing point to the slaughterhouse, and only 2-3 hours to slaughter and cut into pieces, which can then be sold. Fresh pork is the main source of protein for Chinese consumers in daily life. Our factories operate year-round. Generally, the sales season is from the winter solstice on December 22 to the spring of the next year.

For our processed products such as sausage and bacon, it usually takes more than two weeks to process from fresh pork. Lamb offal are sourced from suppliers. We are able to process them within 2-3 hours. These processed products are seasonal, generally due to the demand for meats before and after the Chinese New Year period.

Raw Material

Live hogs. We signed contracts with live hog distributors to purchase the live hogs from large and medium-sized hog farmers in the southern region. The quality of the hogs is specified in the contracts and must comply with the national health and quarantine standards. We have signed six suppliers to meet the daily supply. For the fiscal year ended June 30, 2019, we relied on four main suppliers who aggregately accounts for approximately 80.7% of pour operating expenses for purchasing live hogs.

Pork, Beef, lamb, chicken, duck and rabbit meat. We source pork, beef, lamb, chicken and rabbit meat from many suppliers, who provide us the meat cuts. We do not purchase live animals from them. We purchase on an annual basis about 3,000 tons of meat from these suppliers.

Seasonings. They are mainly used for meat products processing. We purchase on an annual basis 1,000 kg Chinese red pepper, 2,000 kg marinating spice, 3,000 kg chili pepper, 2,000 kg refined salt, and 2,000 kg chicken bouillon and other seasonings.

RISK FACTORS

You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements.”

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business could be materially and adversely affected by the outbreak of epidemics including but not limited to the 2019 novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV). Our financial and operating performance may be adversely affected by epidemics such as the on-going novel coronavirus (COVID-19), natural disasters and other catastrophes. As a result of the on-going novel coronavirus, we expect our operation to experience slowdown or temporary suspension in production. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. During such epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any of the contagious diseases were rampant. Those restrictive measures adversely affected and slowed down the national economic development during that period. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a substantial risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

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The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our management and the employees work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February. Our supermarket, as an essential business, remained open during the pandemic. We experienced significant increase in supermarket sales in February and March 2020 as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020 as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers are slowly resuming business during April 2020 and we expect the demand will recover. For the fiscal years ended June 30, 2019 and 2018, distribution sales account for 93% and 96% of the total revenue, respectively. Overall, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor the development throughout 2020.

●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

CAPITALIZATION AND INDEBTNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate initial offering price of up to $50,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The ordinary shares have been listed on the Nasdaq Capital Market under the symbol “PLIN” since August 14, 2019.

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

Ordinary shares (Nasdaq symbol: “PLIN”)

	Market Price Per Share
Quarterly:	High	Low
August 14, 2019 to September 30, 2019	$5.00	$4.145
October 1, 2019 to December 31, 2019	$4.90	$3.51
January 1, 2020 to March 31, 2020	$4.74	$1.11
April 1, 2020 to June 30, 2020 (until May 22, 2020)	$2.53	$1.50

DESCRIPTION OF ORDINARY SHARES

China Xiangtai Food Co., Ltd. was incorporated on January 23, 2018 under the Companies Law (as amended) of the Cayman Islands (the “Cayman Islands Companies Law”) As of the date of this prospectus, we are authorized to issue 50,000,000 ordinary shares of $0.01 par value per share. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about director compensation will be recommended by the compensation committee, and approved at a general meeting of the Company in accordance with our articles of association. Assuming the minimum offering, we will have 21,791,667 ordinary shares issued and outstanding. Assuming the maximum offering, we will have 23,791,667 ordinary shares issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association and the Cayman Islands Companies Law, insofar as they relate to the material terms of our ordinary shares. Copies of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below description of Cayman Islands law and our articles of association together with a comparison to similar features under Delaware law.

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General

Under our memorandum of association, we are authorized to issue 50,000,000 ordinary shares with a par value of $0.01 each. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding.

Each ordinary share in the Company confers upon the shareholder:

•	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

•	the right to an equal share in any dividend paid by the Company; and

•	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be recommended by the board and authorized by shareholders subject to the Cayman Islands Companies Law and our memorandum and articles of association.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called annual or special meeting of the shareholders entitled to vote on such action and may also be effected by a unanimous written resolution of the shareholders. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of Cayman Islands, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in Cayman Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders whenever they think fit. We must provide at least seven days’ written notice (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) of all meetings of shareholders, stating the time, place of the general meeting and, in the case of special business, the general nature of that business to shareholders whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors must convene a general meeting upon the written request of one or more shareholders holding at least 10% of our shares.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders holding in the aggregate not less than one-third of the total issue share capital of the Company present in person or by proxy and entitled to vote shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may transact the business for which the meeting was called. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purposes of our articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meeting of directors

The management of our company is entrusted to our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. A director must be given not less than 5 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if at least two directors are present. If there is a sole director, that director shall be a quorum. An action that may be taken by the directors at a meeting may also be taken by a unanimous written resolution of the directors.

Protection of minority shareholders

We would normally expect Cayman Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of minority shareholders (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special majority of the shareholders, subject to the terms of our memorandum and articles of association.

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Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any ordinary share without giving any reason.

Winding up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Cayman Islands Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase of ordinary shares

We are empowered by the Cayman Islands Companies Law and our memorandum and articles of association to purchase our own shares, subject to certain restrictions and requirements. Our directors may only exercise this power on our behalf, subject to the Cayman Islands Companies Law, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed. Under the Cayman Islands Companies Law, the repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our company’s capital, our company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Law no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, or (3) if the company is being wound up and: (a) the terms of the repurchase provided for it to take place after the commencement of the winding up; or (b) during the period beginning on the date when the repurchase was to have taken place and ending with the commencement of the shares were to have been repurchased. In addition, under the Cayman Islands Companies Law, our company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Modifications of rights

All or any of the special rights attached to any class of our shares may(unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such shareholders of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of shareholders in the requisite majorities:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	divide our authorized and issued shares into a larger number of shares; and

•	consolidate our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PLIN”. On May 22, 2020, the last reported sale price per share for our ordinary shares on the Nasdaq Capital Market as reported was $1.69.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
the term of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of China Xiangtai Food Co., Ltd. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;
•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of

$1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

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•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;
•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;
•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
•	any obligations with respect to any capital stock;
•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Xiangtai Cayman, whether voluntary or involuntary or in bankruptcy,
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

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Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of the Xiangtai Cayman; or
•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

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If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;
•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
•	make any debt security payable in money other than that stated in the debt securities;
•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;
•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;
•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

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Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;
•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or
•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

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The applicable prospectus supplement may describe:

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and
•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	varying prices determined at the time of sale related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$6,490
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*       Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

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You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual report on Form 20-F for the fiscal year ended June 30, 2019, filed with the SEC on November 6, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on November 25, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on December 19, 2019;
•	our Registration Statement on Form F-1, filed with the SEC on December 19, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on January 7, 2020;
•	our Prospectus on Form 424B4, filed with the SEC on January 21, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on February 12, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on March 3, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on March 26, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on April 3, 2020; and
•	our Current Report on Form 6-K, furnished to the SEC on May 5, 2020.
•	our Current Report on Form 6-K, furnished to the SEC on May 15, 2020.
•	our Current Report on Form 6-K, furnished to the SEC on May 22, 2020.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

You may access the documents incorporated by reference on our website at www. www.drespace.cn/PLIN/sec.html. Additionally, upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800 or by emailing us at ir@cqplinfood.com.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Cayman Islands as an exempted company with limited liability. We are incorporated in Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

AllBright Law Offices, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

AllBright Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Mourant Ozannes, our counsel as to Cayman Islands law, that the United States and Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by Mourant Ozannes that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended June 30, 2019, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since June 30, 2019.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon by Mourant Ozannes. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to PRC law will be passed upon for us by AllBright Law Offices. Ortoli Rosenstadt LLP may rely upon AllBright Law Offices with respect to matters governed by PRC law.

The current address of Mourant Ozannes is 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of Allbright Law Offices is 11, 12/F, Shanghai Tower, No.501, Yincheng Middle Road, Pudong New Area, Shanghai 200120, P.R. China.

EXPERTS

The consolidated financial statements as of June 30, 2019 and 2018 and for the years respectively then ended, as set forth and incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Friedman LLP is One Liberty Plaza, 165 Broadway, New York, New York 10006.

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INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their willful neglect or default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9.	Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
4.1+	Description of ordinary shares
4.2*	Form of Senior Debt Indenture
4.3*	Form of Subordinated Debt Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement (including unit certificate)
4.8*	Form of Rights Agreement (including rights certificate)
4.9*	Form of Share Purchase Contract
4.10*	Form of Share Purchase Unit
5.1+	Opinion of Mourant Ozannes, Cayman Islands counsel of China Xiangtai Food Co., Ltd.
23.1+	Consent of Friedman LLP
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture.

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

+ Filed herewith

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Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chongqing, People’s Republic of China, on May 26, 2020.

China Xiangtai Food Co., Ltd.

By:	/s/ Zeshu Dai
Zeshu Dai
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Xia Wang
Xia Wang
Chief Financial Officer (Principal Accounting Officer)

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Zeshu Dai	Chairwoman of the Board and Chief Executive Officer	May 26, 2020
Zushu Dai

/s/ Xiaohui Wu	President and Director	May 26, 2020
Xiaohui Wu

/s/ Xia Wang	Chief Financial Officer	May 26, 2020
Xia Wang	(Principal Financial Officer and Principal Accounting Officer)

/s/ Penglin Wang	Director	May 26, 2020
Penglin Wang

/s/ David Moss	Director	May 26, 2020
David Moss

/s/ Montgomery Simus	Director	May 26, 2020
Montgomery Simus

/s/ Bangquan Ou	Director	May 26, 2020
Bangquan Ou

/s/ Zhaorong Zhu	Director	May 26, 2020
Zhaorong Zhu

/s/ Yun Xia	Director	May 26, 2020
Yun Xia

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on May 26, 2020.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Colleen A. De Vries
Senior Vice-President on behalf of Cogency Global Inc.

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